                                                                    EXHIBIT 99.1

CINCINNATI BELL INC. PRESS RELEASE

INVESTOR / MEDIA CONTACT:
Mike Hemsath
513.397.7788
mike.hemsath@cinbell.com

                 CINCINNATI BELL INC. REPORTS FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 2003

-        Accelerates Cash Flow* Generation

- Sale of Broadband Assets Allows the Company to Focus on De-Leveraging the Balance Sheet

-        Deepens Market Penetration of Key Products

-        Issuance of $500 Million 7.25 Percent Notes Strengthens Financial
         Platform


CINCINNATI - July 31, 2003 - Cincinnati Bell Inc. (NYSE:CBB) today announced its financial results for the second quarter of 2003. For the quarter, Cincinnati Bell reported net income of $270 million and diluted earnings per share of $1.18, which included a gain on the sale of its broadband assets of $299 million, or $1.33 per share. In addition, the company produced cash flow* of $39 million during the second quarter.

As previously disclosed, the company closed on the sale of substantially all of the assets of its broadband unit on June 13, 2003. The company's broadband unit consumed $40 million in cash during the second quarter. Excluding the cash consumed by the broadband unit, cash flow* at the remaining businesses was $79 million.

The company reported revenue of $451 million, a 19 percent decline from the prior year. While revenue at the company's Cincinnati-based businesses declined 1 percent, the decline in consolidated revenue was substantially attributable to its divested broadband operations. Cincinnati Bell's operating income of $345 million increased $309 million.

Excluding the impact of all special items discussed in detail later in this release, the company's operating income was $97 million, net income was $20 million, and diluted earnings per share was $0.07 for the second quarter.

"Our core businesses delivered another solid quarter despite continued weakness in both the economy and the market," said Jack Cassidy, chief executive officer of Cincinnati Bell Inc. "We were able to limit the impact of the loss of access lines by deepening the market penetration of some of our other key products. In addition, we continued our focus on controlling costs and this led to significant profitability and cash flow production in our core businesses. We are pleased that the sale of our broadband assets is complete so that we can focus solely on our core businesses."

Special Items

The following special items impacted Cincinnati Bell Inc.'s reported results for the second quarter of 2003.

- The company's broadband unit recorded a non-cash gain on the sale of its broadband assets of $299 million. The net impact of this gain increased the company's diluted earnings per share by $1.33.

- The company reached a tentative settlement agreement regarding a construction contract that was in dispute. As a result, the company's broadband unit recorded a non-cash charge of $51 million to write-off unbilled accounts receivable related to this contract. The net impact of this charge reduced the company's diluted earnings per share by $0.22.

- The company recorded a charge of $7 million for certain success-based executive incentives and termination benefits, $2 million of which consisted of a non-cash charge for the accelerated vesting of stock options. The net impact of this charge reduced the company's diluted earnings per share by $0.03.

- The company settled several contract disputes with a carrier customer in bankruptcy resulting in a net benefit of $7 million. This benefit consisted of $1 million in the Local segment, $1 million in the Other segment and $5 million in the Broadband segment. The net impact of this settlement increased the company's diluted earnings per share by $0.03.

Local Communications Services

The company's local-exchange subsidiary, Cincinnati Bell Telephone, produced revenue of $204 million for the second quarter, a 1 percent decline from the same quarter a year ago. Declines in local service and equipment revenue were offset somewhat by increases in revenue from ADSL, value added services and long-haul data, Internet and voice services.

As a result of a 4 percent decline in operating expenses, operating income of $76 million was up 5 percent versus the second quarter of 2002. In addition, capital spending was $18 million during the quarter. Cincinnati Bell Telephone produced $53 million of cash flow* during the second quarter.

From a product perspective, Cincinnati Bell Telephone's bundled services offering, Complete Connections, added 5,300 subscribers during the quarter and now has over 301,000 subscribers for a penetration of bundled services among its residential access lines of 42 percent. Custom Connections, a new bundled suite of services that includes local, long distance, wireless and ADSL and enables consumers to customize combinations of packages to meet their personal communication needs, added 8,700 subscribers during the second quarter and now has a total of almost 28,000 subscribers just two quarters after its launch.

Driven by Custom Connections, the company also continued to have success with its Zoomtown ADSL product by adding 4,100 net customers in the second quarter. Almost half of the company's new ADSL customer acquisitions in the quarter were Custom Connections customers. Cincinnati Bell Telephone now has over 87,000 ADSL subscribers for a 9 percent penetration of total access lines and has increased its ADSL subscribership by 17 percent in 2003. In addition, since the end of 1999, our peak level of access lines, Cincinnati Bell Telephone's ADSL growth has exceeded its access line loss by 27 percent. The success of ADSL has been a large contributor to the increase in Cincinnati Bell Telephone's monthly revenue per household, which, at over $45 in the quarter, is up 2 percent from the second quarter of 2002.

When combined with our long distance and wireless products, Cincinnati Bell's total monthly revenue per household was almost $74 in the second quarter.

At the end of the second quarter of 2003, Cincinnati Bell Telephone had approximately 1 million access lines in service, a loss of 2 percent, or 21,000 access lines, from the end of the same quarter a year ago. One half of the line loss is attributable to the disconnection of both residential second access lines and carrier lines. When access lines are combined with our ADSL subscribers, Cincinnati Bell Telephone's total lines to the home have increased by 1,100 during 2003.

Wireless Services

For the second quarter, Cincinnati Bell Wireless reported revenue of $68 million, down 2 percent from the second quarter of 2002 due mainly to a 4 percent decline in postpaid subscribers. Operating income improved 21 percent to $22 million as a direct result of an 11 percent reduction in operating expenses. Capital spending of $14 million was 7 percent more than the second quarter of 2002. As was previously discussed, capital spending in the second quarter included $10 million for the implementation of the GSM / GPRS technology. Cincinnati Bell Wireless also produced $20 million of cash flow* during the second quarter, a 65 percent improvement from the same period a year ago.

For the quarter, postpaid churn was 1.8 percent and postpaid ARPU was $60 per month. Cincinnati Bell Wireless ended the second quarter with over 464,000 total subscribers, a decrease of 1 percent versus the prior year.

Other Communications Services

Other Communications Services, which includes the company's Cincinnati-area retail voice long distance and public payphone operations, reported revenue of $21 million, down 1 percent from a year ago. Due primarily to a 7 percent reduction in operating expenses, operating income improved 73 percent to $3 million.

Market share for Cincinnati Bell Any Distance, the company's Cincinnati-area retail voice long distance offering, improved to 70 percent in the residential market and 45 percent in the business market, a year-over-year improvement of 2 points and 4 points, respectively. Cincinnati Bell Any Distance also recently received the J.D. Power and Associates Award for Residential Long Distance Service among mainstream users for the third year in a row.

Broadband Services

Broadband Services, which includes the operations related to the divested broadband assets through June 13, 2003, produced revenue of $177 million and operating income of $254 million during the second quarter. Capital spending during the quarter was $3 million. In addition, Broadband Services consumed cash flow* of $40 million during the second quarter.

Included in the above amounts are revenue of $30 million and operating income of $2 million contributed by the company's Cincinnati Bell Technology Solutions business. Cincinnati Bell Technology Solutions remains in the Broadband segment following the sale of the broadband assets.

Balance Sheet

Cincinnati Bell Inc. reduced its net debt** by $89 million to $2.9 billion during the second quarter through a combination of internally generated cash flow and the net proceeds from the sale of substantially all of its broadband assets. In addition, the company expects to complete its previously announced equity exchanges for the 12.5 percent preferred stock and 9 percent senior subordinated notes of its broadband subsidiary by the end of August 2003. Upon completion, the company will issue approximately 25 million new shares of common stock in exchange for these securities which total $459 million in book value as of June 30, 2003.

The company also completed the issuance of $500 million in 7.25 percent Senior Unsecured Notes due 2013 on July 11, 2003. The net proceeds of this issuance were used to reduce bank debt and proactively address the company's 2006 refinancing requirements. This bond issuance also significantly reduces the company's senior secured leverage. As a result, the company recently received a credit rating upgrade from Standard & Poor's Ratings Services.

"I am very encouraged by our second quarter financial results as well as the additional progress we have made on our financial restructuring," said Tom Schilling, Cincinnati Bell's chief financial officer. "The strong cash flow of our core businesses combined with our solid financial platform will allow us to aggressively de-lever our balance sheet now that the sale of the broadband assets is complete."

 "Our second quarter results provide a strong illustration of why we have migrated back to our roots," said Cassidy. "We are very excited about what the future holds for this company."

                                       ###

*The company has presented certain information regarding cash flow in the preceding discussion because the company believes cash flow provides a useful measure of a company's operational performance, liquidity and financial health. Cash flow is defined by the company as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, loans from (to) corporate in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations and assets in investing activities. Cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies. These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Cincinnati Bell Inc. management uses this information when evaluating the company's results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company's current results of operations and cash flows with past and future periods.

**The company has presented certain information regarding net debt in the preceding discussion because the company believes net debt provides a useful measure of a company's liquidity and financial health. Net debt is defined by the company as the principle balances of short-term and long-term borrowings under the company's credit facility; Cincinnati Bell Telephone notes; 9% senior subordinated notes and 12-1/2% senior notes of BRCOM; 16% senior subordinated note, 7-1/4% senior secured notes and 6-3/4% convertible subordinated debentures of the parent company; capital leases; other short-term debt of the company and minority interest, offset by cash and cash equivalents.

CONFERENCE CALL/WEBCAST

Cincinnati Bell Inc. will host a conference call discussing its second quarter 2003 results on Thursday, July 31, 2003 at 10:00 am EST, which will be web-cast on the company's website at www.cincinnatibell.com.

ABOUT CINCINNATI BELL INC.

Cincinnati Bell Inc. (NYSE: CBB) is parent to one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. The company was recently ranked number one in customer satisfaction, for the third year in a row, by J.D. Power and Associates for residential long distance among mainstream users. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Cincinnati Bell is headquartered in Cincinnati, Ohio. For more information, visit www.cincinnatibell.com.

Note: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Cincinnati Bell's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Cincinnati Bell's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, changes in the regulatory environment and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2002 Form 10-K for Cincinnati Bell Inc.

CINCINNATI BELL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

        (in millions - except per share amounts)

                                                           For the Three Months                 For the Six Months
                                                               Ended June 30,        %              Ended June 30,              %
                                                            2003         2002      Change       2003          2002         Change
                                                         ---------    ----------   ------     ---------    -----------     ------
Revenue                                                  $   450.6     $ 556.2      (19%)     $   931.3     $ 1,099.0       (15%)

Costs & Expenses

   Cost of Services and Products                             261.7       271.1       (3%)         481.0         539.1       (11%)
   Selling, General & Administrative                         108.2       127.0      (15%)         228.4         254.8       (10%)
   Depreciation and Amortization                              39.7       122.2      (68%)          81.3         243.8       (67%)
   Restructuring                                              (3.4)         --       n/m           (3.4)         16.5      (121%)
   Asset Impairments and Other Charges (Credits)              (1.1)         --       n/m           (0.8)          --         n/m
   Gain on Sale of Broadband Assets                         (299.0)         --       n/m         (299.0)          --         n/m
                                                         ---------     -------                ---------     ---------

     Operating Income                                        344.5        35.9       n/m          443.8          44.8       n/m

Minority Interest Expense                                     15.8        14.8        7%           29.9          29.0         3%
Other (Income) Expense, Net                                   (0.5)        0.4     (225%)          (0.4)         (0.8)      (50%)
Interest Expense                                              61.3        38.9       58%          106.6          77.2        38%
                                                         ---------     -------                ---------     ---------

     Income (Loss) from Continuing Operations
       before Income Taxes, Discontinued
       Operations and Cumulative Effect of
       Change in Accounting Principle                        267.9       (18.2)      n/m          307.7         (60.6)      n/m

Income Tax Expense (Benefit)                                  (2.0)        0.1       n/m           --            (8.8)      n/m
                                                         ---------     -------                ---------     ---------

   Income (Loss) from Continuing Operations before
     Discontinued Operations and Cumulative Effect of
     Change in Accounting Principle                          269.9       (18.3)      n/m          307.7         (51.8)      n/m

Discontinued Operations, Net of Taxes                           --        (0.2)    (100%)          --           217.6      (100%)

Cumulative Effect of Change in Accounting
   Principle, Net of Taxes                                      --          --       n/m           85.9      (2,008.7)      n/m
                                                         ---------     -------                ---------     ---------

   Net Income (Loss)                                         269.9       (18.5)      n/m          393.6      (1,842.9)      n/m

Preferred Stock Dividends                                      2.6         2.6       --             5.2           5.2        --
                                                         ---------     -------                ---------     ---------

Net Income (Loss) Applicable to Common Shareowners       $   267.3     $ (21.1)      n/m      $   388.4     $(1,848.1)      n/m
                                                         =========     =======                =========     =========

Basic Earnings (Loss) Per Common Share

   Income (Loss) from Continuing Operations before
     Discontinued Operations and Cumulative Effect
     of Change in Accounting Principle                   $    1.22     $ (0.10)               $    1.38     $   (0.27)

   Discontinued Operations, Net of Taxes                        --          --                     --            1.00
   Cumulative Effect of Change in Accounting Principle,
     Net of Taxes                                               --          --                     0.39         (9.20)
                                                         ---------     -------                ---------     ---------
     Net Earnings (Loss) Per Common Share                $    1.22     $ (0.10)               $    1.77     $   (8.47)
                                                         =========     =======                =========     =========
Diluted Earnings (Loss) Per Common Share
   Income (Loss) from Continuing Operations before
   Discontinued Operations and Cumulative Effect of
   Change in Accounting Principle                        $    1.18     $ (0.10)               $    1.35     $   (0.27)
   Discontinued Operations, Net of Taxes                        --          --                     --            1.00
   Cumulative Effect of Change in Accounting Principle,
   Net of Taxes                                                  --          --                    0.39         (9.20)
                                                         ---------     -------                ---------     ---------
     Net Earnings (Loss) Per Common Share                $    1.18     $(0.10)                $    1.74     $   (8.47)
                                                         =========     =======                =========     =========
Weighted Average Common Shares Outstanding
  - Basic                                                    218.9       218.4                    218.9         218.3
  - Diluted                                                  227.2       218.4                    223.6         218.3

CINCINNATI BELL INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

(UNAUDITED)

        (dollars in millions)                             For the Three Months                For the Six Months
                                                             Ended June 30,           %          Ended June 30,              %
                                                           2003         2002       Change      2003          2002         Change
                                                         --------     --------     ------    --------     ----------      ------
Revenue
        Local                                            $  203.8     $  205.5       (1%)    $  408.3     $    413.8       (1%)
        Wireless                                             67.9         69.4       (2%)       131.8          133.0       (1%)
        Other                                                20.8         21.1       (1%)        40.9           41.2       (1%)
        Broadband                                           177.0        279.7      (37%)       390.2          549.9      (29%)
        Corporate and eliminations                          (18.9)       (19.5)      (3%)       (39.9)         (38.9)       3%
                                                         --------     --------               --------     ----------
           Total Revenue                                 $  450.6     $  556.2      (19%)    $  931.3     $  1,099.0      (15%)
                                                         ========     ========               ========     ==========

Cost of Services and Products
        Local                                            $   63.8     $   63.4        1%     $  129.6     $    129.1        0%
        Wireless                                             25.4         30.0      (15%)        51.2           58.9      (13%)
        Other                                                13.9         15.3       (9%)        28.6           31.4       (9%)
        Broadband                                           172.0        177.1       (3%)       301.1          349.4      (14%)
        Corporate and eliminations                          (13.4)       (14.7)      (9%)       (29.5)         (29.7)      (1%)
                                                         --------     --------               --------     ----------
           Total Cost of Services and Products           $  261.7     $  271.1       (3%)    $  481.0     $    539.1      (11%)
                                                         ========     ========               ========     ==========

Selling, General & Administrative
        Local                                            $   32.9     $   33.6       (2%)    $   68.5     $     70.1       (2%)
        Wireless                                             12.5         13.3       (6%)        23.7           24.8       (4%)
        Other                                                 3.7          3.9       (5%)         7.6            7.9       (4%)
        Broadband                                            54.2         78.9      (31%)       126.5          157.4      (20%)
        Corporate and eliminations                            4.9         (2.7)    (281%)         2.1           (5.4)    (139%)
                                                         --------     --------               --------     ----------
           Total Selling, General & Administrative       $  108.2     $  127.0      (15%)    $  228.4     $    254.8      (10%)
                                                         ========     ========               ========     ==========

Depreciation and Amortization

        Local                                            $   31.1     $   36.0      (14%)    $   62.3     $     71.7      (13%)
        Wireless                                              7.7          7.7        0%         15.3           15.1        1%
        Other                                                 0.6          0.4       50%          1.1            0.9       22%
        Broadband                                             0.2         78.0     (100%)         2.2          155.8      (99%)
        Corporate and eliminations                            0.1          0.1      n/m           0.4            0.3       33%
                                                         --------     --------               --------     ----------
           Total Depreciation and Amortization           $   39.7     $  122.2      (68%)    $   81.3     $    243.8      (67%)
                                                         ========     ========               ========     ==========

Restructuring

        Local                                            $   --       $   --        n/m      $   --       $      0.4      n/m
        Wireless                                             --           --        n/m          --             --        n/m
        Other                                                --           --        n/m          --             --        n/m
        Broadband                                            (3.4)        --        n/m          (3.4)          15.9     (121%)
        Corporate and eliminations                           --           --        n/m          --              0.2     (100%)
                                                         --------     --------               --------     ----------
           Total Restructuring                           $   (3.4)    $   --        n/m      $   (3.4)    $     16.5     (121%)
                                                         ========     ========               ========     ==========

Asset Impairments and Other Charges (Credits)

        Local                                            $   --       $   --        n/m      $    0.3     $     --        n/m
        Wireless                                             --           --        n/m          --             --        n/m
        Other                                                --           --        n/m          --             --        n/m
        Broadband                                            (1.1)        --        n/m          (1.1)          --        n/m
        Corporate and eliminations                           --           --        n/m          --             --        n/m
                                                         --------     --------               --------     ----------
           Total Asset Impairments and Other
            Charges (Credits)                            $   (1.1)    $   --        n/m      $   (0.8)    $     --        n/m
                                                         ========     ========               ========     ==========

Gain on Sale of Broadband Assets

        Local                                            $   --       $   --        n/m      $   --       $     --        n/m
        Wireless                                             --           --        n/m          --             --        n/m
        Other                                                --           --        n/m          --             --        n/m
        Broadband                                          (299.0)        --        n/m        (299.0)          --        n/m
        Corporate and eliminations                           --           --        n/m          --             --        n/m
                                                         --------     --------               --------     ----------
           Total Asset Impairments and Other
            Charges (Credits)                            $ (299.0)    $   --        n/m      $ (299.0)    $     --        n/m
                                                         ========     ========               ========     ==========

Operating Income

        Local                                            $   76.0     $   72.5        5%     $  147.6     $    142.5        4%
        Wireless                                             22.3         18.4       21%         41.6           34.2       22%
        Other                                                 2.6          1.5       73%          3.6            1.0      260%
        Broadband                                           254.1        (54.3)     n/m         263.9         (128.6)     n/m
        Corporate and eliminations                          (10.5)        (2.2)     n/m         (12.9)          (4.3)     n/m
                                                         --------     --------               --------     ----------
           Total Operating Income                        $  344.5     $   35.9      n/m      $  443.8     $     44.8      n/m
                                                         ========     ========               ========     ==========

CINCINNATI BELL INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

        (in millions - except debt covenants and segment information)

                                                                June 30,       December 31,
                                                                 2003            2002
                                                               ---------       ------------
Assets

Cash and Cash Equivalents                                      $    30.1       $    44.9
Restricted Cash                                                       --             7.0
Receivables - Net                                                  156.0           290.6
Other Current Assets                                                72.3            67.3
Assets Held for Sale                                                12.3              --
Property, Plant and Equipment - Net                                925.9           867.9
Goodwill                                                            40.9            40.9
Other Intangible Assets - Net                                       66.6            66.9
Other Noncurrent Assets                                            102.8            82.1
                                                               ---------       ---------
   Total Assets                                                $ 1,406.9       $ 1,467.6
                                                               =========       =========


Liabilities and Shareowners' Deficit

Debt Maturing in One Year                                      $   249.0       $   203.7
Current Portion of Unearned Revenue and Customer Deposits           30.7           108.9
Other Current Liabilities                                          346.2           424.5
Long-Term Debt, Less Current Portion                             2,194.8         2,354.7
Unearned Revenue, Less Current Portion                               2.6           293.3
Other Noncurrent Liabilities                                       243.8           186.9
Minority Interest                                                  449.2           443.9
Common Shareowners' Deficit                                     (2,109.4)       (2,548.3)
                                                               ---------       ---------
   Total Liabilities and Shareowners' Deficit                  $ 1,406.9       $ 1,467.6
                                                               =========       =========


Other Data:

Common Shares Outstanding at Balance Sheet Date                    218.9           218.7
Net Debt                                                       $ 2,862.9       $ 2,957.4
Credit Facility Availability (See Note 1)                      $   207.2       $   163.9

Debt Covenants (See Note 2):

Debt to EBITDA Ratio - Calculated                                   4.72             n/a
Debt to EBITDA Ratio - Required                                     5.60             n/a

Senior Secured Debt to EBITDA Ratio - Calculated                    3.03             n/a
Senior Secured Debt to EBITDA Ratio - Required                      3.70             n/a

Interest Coverage Ratio - Calculated                                4.18             n/a
Interest Coverage Ratio - Required                                  3.30             n/a

Year-to-date Capital Expenditures - Actual                          53.7             n/a
Maximum Annual Capital Expenditures - Allowed                      146.0             n/a

Segment Information (in thousands):

Local Access Lines                                               1,000.5         1,011.9
Complete Connections Subscribers                                   301.5           288.9
ADSL Subscribers                                                    87.3            74.8
Custom Connections Subscribers                                      27.6              --

    Postpaid Wireless Subscribers                                  303.1           311.2
    Prepaid Wireless Subscribers                                   161.3           159.2
                                                               ---------       ---------
Total Wireless Subscribers                                         464.4           470.4

Consumer Long Distance Lines                                       422.1           431.3
Business Long Distance Lines                                       124.5           123.5
                                                               ---------       ---------
Total Long Distance Lines                                          546.6           554.8


Note 1: Credit facility availability includes $62.2M of gross proceeds received from the first stage closing of the sale of substantially all of the assets of the broadband unit. According to the terms of the credit agreement, these proceeds are to be used to settle the retained liabilities of the broadband unit or permanently reduce borrowings under the credit facility.

Note 2: The company renegotiated its debt covenants in March 2003 in conjunction with its refinancing, which rendered historical covenant information irrelevant.

CINCINNATI BELL INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(UNAUDITED)

(dollars in millions)                                                        FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                                            -----------------------------------------------------------------------
                                                                                                                          CBI
SFAS 95 CONSOLIDATING CASH FLOW                             BROADBAND     LOCAL     WIRELESS      OTHER    CORPORATE   CONSOLIDATED
                                                            ---------     -----     --------      -----    ---------   ------------
SFAS 95 Cash provided by (used in) operating activities      $(32.9)     $ 70.7      $ 34.2      $  2.5     $ 16.2      $ 90.7

   Capital expenditures                                        (3.3)      (18.0)      (14.0)       (0.2)        --       (35.5)
   Cash provided by sale of Broadband assets                   62.2          --          --          --         --        62.2
   Other                                                       (4.3)         --          --          --         --        (4.3)
                                                             ------      ------      ------      ------     ------      ------
SFAS 95 Cash provided by (used in) investing activities        54.6       (18.0)      (14.0)       (0.2)        --        22.4

   Issuance of long-term debt                                    --          --          --          --         --          --
   Repayment of long-term debt                                (61.7)         --          --          --      (50.7)     (112.4)
   Loan from (to) corporate                                    35.1       (51.0)      (20.1)       (2.0)      38.0          --
   Short-term borrowings (repayments), net                     (0.2)       (1.5)         --          --         --        (1.7)
   Debt issuance costs                                           --          --          --          --       (2.7)       (2.7)
   Issuance of common shares - exercise of stock options         --          --          --          --         --          --
   Minority interest and preferred stock dividends paid          --          --          --          --       (2.6)       (2.6)
                                                             ------      ------      ------      ------     ------      ------
SFAS 95 Cash provided by (used in) financing activities       (26.8)      (52.5)      (20.1)       (2.0)     (18.0)     (119.4)

                                                             ------      ------      ------      ------     ------      ------
Net increase (decrease) in cash and cash equivalents           (5.1)        0.2         0.1         0.3       (1.8)       (6.3)
Cash and cash equivalents at beginning of period                7.1         2.2         1.0         0.1       26.0        36.4
                                                             ------      ------      ------      ------     ------      ------
Cash and cash equivalents at end of period                   $  2.0      $  2.4      $  1.1      $  0.4     $ 24.2      $ 30.1
                                                             ======      ======      ======      ======     ======      ======


RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW
  AS DEFINED BY THE COMPANY
Net increase (decrease) in cash and cash equivalents         $ (5.1)     $  0.2      $  0.1      $  0.3     $ (1.8)     $ (6.3)
Less adjustments:
   Change in restricted cash (operating activities)              --          --          --          --        6.9         6.9
   Cash provided by sale of Broadband assets
     (investing activities)                                    62.2          --          --          --         --        62.2
   Repayment of long-term debt (financing activities)         (61.7)         --          --          --      (50.7)     (112.4)
   Loan from (to) corporate (financing activities)             35.1       (51.0)      (20.1)       (2.0)      38.0          --
   Short-term borrowings (repayments), net
     (financing activities)                                    (0.2)       (1.5)         --          --         --        (1.7)
                                                             ------      ------      ------      ------     ------      ------
   Cash flow (as defined by the company)                     $(40.5)     $ 52.7      $ 20.2      $  2.3     $  4.0      $ 38.7
                                                             ======      ======      ======      ======     ======      ======
Cash Expenditures for Restructuring                          $ (3.7)     $   --      $   --      $   --     $   --      $ (3.7)

Cash Paid for Income Taxes                                   $   --      $   --      $ (0.1)     $   --     $   --      $ (0.1)

CINCINNATI BELL INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(UNAUDITED)

(dollars in millions)                                                            FOR THE THREE MONTHS ENDED JUNE 30, 2002
                                                             -----------------------------------------------------------------------
                                                                                                                            CBI
SFAS 95 CONSOLIDATING CASH FLOW                              BROADBAND     LOCAL     WIRELESS     OTHER     CORPORATE   CONSOLIDATED
                                                             ---------     -----     --------     -----     ---------   ------------
SFAS 95 Cash provided by (used in) operating activities       $ 31.8      $ 82.9      $ 25.3      $  1.5     $(101.0)     $ 40.5

   Capital expenditures                                        (17.2)      (16.5)      (13.1)       (0.2)        --        (47.0)
                                                             -------      ------      ------      ------      ------      ------
SFAS 95 Cash provided by (used in) investing activities        (17.2)      (16.5)      (13.1)       (0.2)        --        (47.0)

   Issuance of long-term debt                                   43.0          --          --          --         --         43.0
   Repayment of long-term debt                                    --          --          --          --      (16.4)       (16.4)
   Loan from (to) corporate                                    (46.9)      (64.7)      (12.3)       (1.4)     125.3           --
   Short-term borrowings (repayments), net                      (1.3)       (1.7)         --          --       (0.1)        (3.1)
   Debt issuance costs                                            --          --          --          --       (3.9)        (3.9)
   Issuance of common shares - exercise of stock options          --          --          --          --        0.3          0.3
   Minority interest and preferred stock dividends paid        (12.4)         --          --          --       (2.5)       (14.9)
                                                             -------      ------      ------      ------      ------      ------

SFAS 95 Cash provided by (used in) financing activities        (17.6)      (66.4)      (12.3)       (1.4)     102.7          5.0
                                                             -------      ------      ------      ------      ------      ------

Net increase (decrease) in cash and cash equivalents            (3.0)         --        (0.1)       (0.1)       1.7         (1.5)
Cash and cash equivalents at beginning of period                 9.8          --         0.6         0.1       14.4         24.9
                                                             -------      ------      ------      ------      ------      ------
Cash and cash equivalents at end of period                    $  6.8      $   --      $  0.5      $  0.0     $ 16.1       $ 23.4
                                                             =======      ======      ======      ======      ======      ======


RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS
 DEFINED BY THE COMPANY
Net increase (decrease) in cash and cash equivalents          $ (3.0)     $   --      $ (0.1)     $ (0.1)    $  1.7       $ (1.5)
Less adjustments:
   Issuance of long term debt (financing activities)            43.0          --          --          --         --         43.0
   Repayment of long-term debt (financing activities)             --          --          --          --      (16.4)       (16.4)
   Loan from (to) corporate (financing activities)             (46.9)      (64.7)      (12.3)       (1.4)     125.3           --
   Short-term borrowings (repayments), net
    (financing activities)                                      (1.3)       (1.7)         --          --       (0.1)        (3.1)
                                                             -------      ------      ------      ------      ------      ------
   Cash flow (as defined by the company)                      $  2.2      $ 66.4      $ 12.2      $  1.3     $(107.1)     $(25.0)
                                                             =======      ======      ======      ======      ======      ======
Cash Expenditures for Restructuring                           $(11.8)     $ (0.2)     $   --      $   --     $ (0.1)      $(12.1)

Cash Paid for Income Taxes                                    $ (0.4)     $ (0.1)     $   --      $   --     $ (0.2)      $ (0.7)

CINCINNATI BELL INC.
NET DEBT CALCULATION

(UNAUDITED)

                                                                                                          CHANGE
                                                                    JUNE 30,      MARCH 31,      ------------------------
(dollars in millions)                                                2003          2003             $               %
                                                                   --------       --------       --------       --------
Credit Facilities                                                  $1,209.5       $1,322.0       $ (112.5)        (9%)
Cincinnati Bell Telephone notes                                       270.0          270.0             --         --
9% Senior subordinated notes of BRCOM                                  46.0           46.0             --         --
12 1/2% Senior notes of BRCOM                                            --            0.8           (0.8)      (100%)
16% Senior subordinated notes of Cincinnati Bell Inc.                 353.5          350.2            3.3        n/m
7 1/4% Senior secured notes of Cincinnati Bell Inc.                    50.0           50.0             --         --
6 3/4% Convertible subordinated notes of Cincinnati Bell Inc.         522.7          511.3           11.4          2%
Capital leases                                                         35.2           38.7           (3.5)        (9%)
Other short-term debt                                                   3.2            2.0            1.2         60%
Unamortized discount                                                  (46.3)         (48.5)           2.2        n/m
Minority interest                                                     449.2          445.7            3.5          1%
                                                                   --------       --------       --------

   Total Debt and Minority Interest                                 2,893.0        2,988.2          (95.2)        (3%)

Less: Cash and Cash Equivalents                                        30.1           36.4           (6.3)       (17%)
                                                                   --------       --------       --------

   Net Debt (as defined by the company)                            $2,862.9       $2,951.8       $  (88.9)        (3%)
                                                                   ========       ========       ========